AMENDED AND RESTATED BYLAWS
OF
WESTWOOD HOLDINGS GROUP, INC.
(A DELAWARE CORPORATION)
(effective October 27, 2021)

TABLE OF CONTENTS
    i

    ii

Section 4. Amendments	29
Section 5. Contingency Plan	29
Section 6. Liability During an Emergency	29
Section 7. Termination	29
ARTICLE XI AMENDMENTS	29

    iii

ARTICLE I
OFFICES

Section 1.Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
Section 2.Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2.Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders for any reason.
Section 3.Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.
Section 4.Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Chair of the Board, the Chief Executive Officer, or a majority of the members of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders for any reason.
Section 5.Notice of Special Meetings. Written notice of a special meeting, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.
Section 6.Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 7.Organization. At each meeting of the stockholders, the Chair of the Board, or in his or her absence, the President, or, in his or her absence, such other director or officer as appointed by the Board of Directors shall call to order any meeting of the stockholders and act as chair of the meeting and preside thereat. If no such director or officer is present or so appointed as chair of the meeting, then a chair of the meeting may be chosen by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, and such person shall call to order such meeting and act as chair of such meeting. The Secretary, or if the Secretary shall be absent from such meeting or shall be required to act as chair of such meeting, the person whom the chair of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
Section 8.Conduct of Business. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate, or convenient. Subject to any such rules and regulations established by the Board of Directors, the chair of the meeting will, among other things, have sole authority to determine the order of business to be conducted at such meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question and answer, portions thereof). Any informational or other informal session of stockholders conducted under the auspices of the Corporation after the conclusion of, or otherwise in conjunction with, any formal business meeting of the stockholders will be chaired by the same person who chairs the formal meeting, and the foregoing authority on such person’s part will extend to the conduct of such informal session. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any stockholder or any other individual who refuses to comply with meeting rules, regulations, or procedures; (viii) conclusion, recess, or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones, and other electronic devices; (x) rules, regulations, and procedures for compliance with any federal, state, or local laws or regulations, including those concerning safety, health, or security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations, or procedures as the chair of the meeting may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The chair of the meeting may recess and/or adjourn the meeting from time to time for any reason, whether or not a quorum a present. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 9.Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him or her and registered in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto duly authorized and delivered to the Secretary or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chair of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chair that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.
Section 10.Notice.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such annual meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before such annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) by any stockholder of record of the Corporation (the “Noticing Stockholder”) on the date of the giving of the notice required in this Section 10 and through the date of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders, other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).
(b) For nominations or other business to be properly brought before an annual meeting by a Noticing Stockholder (defined below) providing notice pursuant to Section 10(a)(iii) of this Article II, (i) the Noticing Stockholder must have given timely notice thereof in proper written form to the Secretary, (ii) any such business must be a proper matter for stockholder action under Delaware law, and (iii) the Noticing Stockholder and the beneficial owner, if any, on whose behalf any such nomination or other business proposal is made, must have complied with all requirements set forth in, and acted in accordance with the representations made pursuant to, this Section 10.
(c) For the Noticing Stockholder’s notice described in Section 10(b) to be timely, the notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined below) on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 10(c), if the date of the annual meeting of stockholders is advanced by more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the immediately preceding annual meeting of stockholders, for notice by the Noticing Stockholder to be timely, it must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, rescheduling or postponement of an annual meeting (or the Public Announcement thereof) commence a new time period (or extend any time period) for the giving of the Noticing Stockholder’s notice pursuant to this Section 10(c).
(d) To be in proper written form, the Noticing Stockholder’s notice must set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”):
(A)all information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person (as defined below) in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such Proposing Person intends to deliver a proxy statement or conduct a proxy solicitation);
(B)such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;
(C)a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Proposed Nominee and such Proposed Nominee’s respective affiliates and associates (each as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K as if any Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant;
(D)a written questionnaire with respect to the background and qualification of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request); and
(E)a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Stockholder within ten (10) days after receiving such request), providing, among other things, that such Proposed Nominee: (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or any such commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (3) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate of Incorporation, these Bylaws and all publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines and policies of the Corporation generally applicable to directors (which guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; and (4) intends to serve a full term as a director of the Corporation, if elected;
(ii) as to any other business that the stockholder proposes to bring before the meeting: (A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the text of the proposed amendment); (C) any material interest in such business of any Proposing Person; (D) a reasonably detailed description of all agreements, arrangements, understandings, and relationships (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person, including the name of such other person, in connection with the proposal of such business by such Noticing Stockholder; and (E) all other information relating to the Proposing Persons or such business that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person in connection with the contested solicitation of proxies in support of such proposed business pursuant to and in accordance with Section 14(a) of the Exchange Act (whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation);
(iii) as to each Proposing Person: (A) the name and address of such Proposing Person, as they appear on the Corporation’s books; (B) the class, series, and number of shares of each class or series of capital stock (if any) of the Corporation that are owned, directly or indirectly, beneficially or of record by such Proposing Person (including any class or series of shares of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future), the date or dates such shares were acquired, the investment intent of such acquisition, and any pledge by such Proposing Person with respect to any of such shares; (C) any Derivative Instrument (as defined below) to which such Proposing Person is a party or that is directly or indirectly beneficially owned by such Proposing Person, which Derivative Instruments shall be disclosed without regard to whether (1) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such Proposing Person, (2) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation, or (3) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (D) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship (1) pursuant to which any such Proposing Person has a right to vote, directly or indirectly, any security of the Corporation or (2) with respect to the proposal or nomination, as applicable, or the voting of shares of any class or series of capital stock of the Corporation between or among the Proposing Persons; (E) any rights to dividends on the shares of the Corporation owned beneficially, directly or indirectly, by such Proposing Person that are separated or separable from such underlying shares; (F) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which any such Proposing Person is (1) a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (2) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (G) any performance-related fees (other than an asset-based fee) that such Proposing Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of any security of the Corporation or Derivative Instruments (if any); (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation or any affiliate of the Corporation (including any employment agreement, collective bargaining agreement, or consulting agreement); (I) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate, or associate of the Corporation; (J) identification of the names and addresses of other stockholder(s) (including any beneficial owners of the Corporation’s stock) known by such Proposing Person to support a nomination or proposal of business by the Proposing Person, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) (or other beneficial owner(s)) of such stock); and (K) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14(a) of the Exchange Act (whether or not such Proposing Person intends to deliver a proxy statement or conduct its own proxy solicitation); provided, however, that the disclosures in the foregoing subclauses (A) through (K) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;
(iv) a representation as to whether or not any Proposing Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect one or more Proposed Nominees or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business or nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;
(v) a representation that the Noticing Stockholder is a holder of record of stock of the Corporation at the time of the giving of the notice and will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposed business or nomination specified in the notice and an acknowledgement that, if such Noticing Stockholder (or a Qualified Representative (as defined below) thereof) does not appear to present the Noticing Stockholder’s business or nomination at such meeting, the Corporation need not present the Noticing Stockholder’s business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; and
(vi) a description of any business or personal interests that could place the Noticing Stockholder or any Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries.
(e) In addition to the information required pursuant to Section 10(d) of this Article II, the Corporation may require any Noticing Stockholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this Section 10(e) shall be provided by a Noticing Stockholder within ten (10) days after it has been requested by the Corporation.
(f) The Corporation may request any Proposing Person and any Proposed Nominee to furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person and/or Proposed Nominee shall provide such additional information within 10 days after it has been requested by the Corporation. The Board of Directors may require any Proposed Nominee to submit to interviews with the Board of Directors or any committee thereof to determine the eligibility, suitability or qualifications of such Proposed Nominee to serve as a director, and such Proposed Nominee shall make himself or herself available for any such interviews within no less than 10 business days following the date of such request.

(g) A Noticing Stockholder shall update or supplement such Noticing Stockholder’s notice provided pursuant to Section 10(b) of this Article II, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10 shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation (i) not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), (ii) not later than five (5) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof), and (iii) not later than five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, but not later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to made as of a date less than ten (10) business days prior to the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, any information provided pursuant to this Section 10(f) shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 10 and shall not extend the time period for the delivery of notice pursuant to this Section 10. If a Noticing Stockholder fails to provide any written update or supplement in accordance with this Section 10(f), the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 10.
(h) If any information submitted pursuant to this Section 10 shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 10. The Noticing Stockholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 10 within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Noticing Stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Noticing Stockholder pursuant to this Section 10 and (ii) a written affirmation of any information submitted by the Noticing Stockholder pursuant to this Section 10 as of an earlier date. If the Noticing Stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 10.
(i) Only such persons who are nominated by the Board of Directors or in accordance with the procedures set forth in these Bylaws shall be eligible for election or reelection as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. The chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall be disregarded. If the Noticing Stockholder (or a Qualified Representative thereof) does not appear at a meeting of stockholders to present the Noticing Stockholder’s nomination or proposal, as applicable, the nomination shall be disregarded or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation.
(j) For purposes of these Bylaws:
(i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act;
(ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act;
(iii) “close of business” shall mean 5:00 p.m. Central Time on any calendar day, whether or not the day is a business day;
(iv) “Derivative Instrument” means any agreement, arrangement or understanding, written or oral, (including any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right or similar right, hedging transaction, repurchase agreement or arrangement, borrowed or loaned shares, and so-called “stock borrowing” agreement or arrangement) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss, manage risk, or benefit from changes in the price of any securities of the Corporation, to transfer to or from any person or entity, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to maintain, increase or decrease the voting power of any person or entity with respect to securities of the Corporation or to provide any person or entity, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation and without regard to whether such agreement, arrangement, or understanding is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(v) “Proposing Person” shall mean, with respect to any Noticing Stockholder: (A) such Noticing Stockholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Stockholder, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by, or under common control with such Noticing Stockholder (or, if different from such Noticing Stockholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C), or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Stockholder or any other Proposing Person with respect to the stock of the Corporation, including any Proposed Nominee; (G) any person with whom any person described in the foregoing clause (A), (B), (C), or (D) is knowingly acting in concert with respect to the stock of the Corporation; and (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C), or (D) with respect to any proposed business or nomination;
(vi) “Public Announcement” shall mean disclosure (A) in a press release issued by the Corporation in accordance with its customary press release procedures, that is reported by the Dow Jones News Service, Associated Press, or a comparable national news service or is generally available on internet news sites, or (B) in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14, or 15(d) of the Exchange Act; and
(vii) a “Qualified Representative” of a Noticing Stockholder shall mean (A) a duly authorized officer, manager, or partner of such Noticing Stockholder or (B) a person authorized by a writing executed by such Noticing Stockholder (or a reliable reproduction or electronic transmission of such a writing) delivered by such Noticing Stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such Noticing Stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders.
(k) Notwithstanding the foregoing provisions of this Section 10, a Noticing Stockholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
Section 11.List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or her or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before said meeting, either at a place within the city where said meeting is, to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
Section 12.Inspectors of Votes. At each meeting of the stockholders, the chair of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his or her ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested.
Section 13.Remote Meetings. The Board of Directors, acting in its sole discretion, may determine that any meeting of the stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law and any other applicable law or regulation for participation in a stockholder meeting by means of remote communication.
Section 14.Actions Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders may only be taken upon the vote of the stockholders at an annual or special meeting called and may not be taken by written consent of the stockholders.
ARTICLE III
BOARD OF DIRECTORS

Section 1.Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.
Section 2.Number, Qualification, Election, and Term of Office. The number of directors which shall constitute the whole Board of Directors shall not be less than three (3) nor more than eleven (11). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of

Directors or by the stockholders at any annual or special meeting or otherwise pursuant to action of the stockholders. Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until the annual meeting next after his or her election and until his or her successor is duly elected and qualified, or until his or her death or retirement or until he or she resigns or is removed in the manner hereinafter provided, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, each director shall be elected by the vote of the majority of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders at which a quorum is present, provided that if, as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of nominees (including those proposed nominees identified in any notices delivered pursuant to Section 10 of Article II and not withdrawn by such date, determined ineligible or determined by the Board of Directors (or a committee thereof) to not create a bona fide election contest) exceeds the number of directors to be elected at such meeting (a “Contested Election”), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director in an election that is not a Contested Election fails to receive a majority of the votes cast and such nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Governance/Nominating Committee of the Board of Directors (or such other duly constituted committee of the Board of Directors authorized to make a recommendation) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance/Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the Governance/Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.
Section 3.Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.Removal of Directors. At any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a simple majority of the shares then entitled to vote at an election of directors.
Section 5.Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
Section 6.Chair of the Board. The Board of Directors may at its discretion elect a Chair of the Board from among the directors. The Chair of the Board may be removed from that capacity by a majority vote of the Board of Directors. The Chair of the Board, if there be one, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chair of the Board’s absence, the Vice Chair of the Board, if there be one, shall act as chair of any such meeting. The Chair of the Board shall perform all other duties normally incident to the position of chair of the board or as may be prescribed by the Board of Directors or these Bylaws. The Chair of the Board shall not, by virtue of that position alone, be deemed an officer of the Corporation.
Section 7.Vice Chair of the Board. The Board of Directors may at its discretion elect a Vice Chair of the Board from among the directors. The Vice Chair of the Board may be removed from that capacity by a majority vote of the Board of Directors. The Vice Chair of the Board, if there be one, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation at which the Chair of the Board is not present. In the Vice Chair of the Board’s absence, any other director or officer of the Corporation designated by the Board of Directors shall act as chair of any such meeting. The Vice Chair of the Board shall perform all other duties as may be prescribed by the Board of Directors or these Bylaws. The Vice Chair of the Board shall not, by virtue of that position alone, be deemed an officer of the Corporation.
MEETINGS OF THE BOARD OF DIRECTORS
Section 8.Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.
Section 9.Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
Section 10.Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
Section 11.Special Meetings; Notice. Special meetings of the Board of Directors may be called by the Chair of the Board, the President, or the Secretary on 24 hours’ notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, or other form of recorded communication; special meetings shall be called by the Chair of the Board, the President, or the Secretary in like manner and on like notice on the written request of two directors. In the case of a special meeting called by the Chair of the Board where exigent circumstances are deemed by the Chair of the Board to exist, notice of such meeting may be given by any of the means described above less than twenty-four (24) hours before such meeting.

Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he or she shall be present at such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 12.Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 13.Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one (1) or more of the Corporation’s directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:
(a) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(b) The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.
(d) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
Section 14.Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his or her services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Corporation, either as his or her annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his or her attendance at each meeting of the Board of

Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him or her on account of his or her attendance at any meeting. Nothing in this Section 14 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefore.
COMMITTEES OF DIRECTORS
Section 15.Executive Committee; How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.
Section 16.Organization. The Chair of the Executive Committee, to be selected by the Board of Directors, shall act as chair at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chair of the Executive Committee or the Secretary, the Executive Committee may appoint a chair or secretary, as the case may be, of the meeting.
Section 17.Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chair of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him or her in writing or by telegraph, telex, cable, wireless, or other form of recorded communication, or if he or she shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article III, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

Section 18.Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.
Section 19.Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to appoint or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
Section 20.Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Section 21.Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
GENERAL
Section 22.Actions Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

Section 23.Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 23 shall constitute presence in person at such meeting.
ARTICLE IV
NOTICES

Section 1.Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, in person or by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in any manner permitted by Article III hereof and shall be deemed to be given at the time when first transmitted by the method of communication selected.
Section 2.Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable permitted statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, telegraph, telex, cable, wireless, or other form of recorded communication may constitute such a waiver.
ARTICLE V
OFFICERS

Section 1.Elected and Appointed Officers. The elected officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary, a Treasurer, and a Controller. The Board of Directors or the Executive Committee of the Board of Directors by resolution also may appoint one or more Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation.
Section 2.Time of Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 1 of this Article V. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.
Section 3.Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

Section 4.Term. Each officer of the Corporation shall hold his or her office until his or her successor is duly elected or appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.
Section 5.Duties of the President and Chief Executive Officer. The President and Chief Executive Officer shall, subject to the provisions of these Bylaws, be the principal executive officer of the Corporation and shall have general supervision of the affairs of the Corporation and general and active control of all its business. He or she shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He or she shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his or her authority or under authority of any officer subordinate to him; and to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President and Chief Executive Officer.
Section 6.Duties of Vice Presidents. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.
Section 7.Duties of Assistant Vice Presidents. In the absence of a Vice President or in the event of his or her inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he or she is appointed may from time to time prescribe.
Section 8.Duties of the Secretary. The Secretary shall attend all meetings the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.
Section 9.Duties of Assistant Secretaries. In the absence of the Secretary or in the event of his or her inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.
Section 10.Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he or she shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.
Section 11.Duties of Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his or her inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.
Section 12.Duties of the Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He or she shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He or she shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he or she shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he or she shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.
Section 13.Duties of Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his or her inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.
ARTICLE VI
INDEMNIFICATION

Section 1.Actions Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened; pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Corporation) (collectively referred to in this Section 1 as an “Action”), by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including, without limitation, attorneys’ fees), judgments, fines, and amounts paid in settlement (collectively, “Expenses”) actually and reasonably incurred by him or her in connection with such Action if (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests if the Corporation, (ii) the Action does not relate (even in part) to his or her service or the performance of his or her duties as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he or she was so serving at the request of the Corporation), and (iii) with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any Action by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (each such person being hereinafter referred to in this Article VI as a “Corporate Functionary”), against Expenses actually and reasonably incurred by him or her in connection with such Action if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Action by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Action, that he or she had reasonable cause to believe that his or her conduct was unlawful. In this Article VI, an “other enterprise” includes, without limitation, an employee benefit plan, and a fine includes, without limitation, any excise tax imposed with respect to an employee benefit plan.
Section 2.Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation against expenses (including, without limitation, attorneys’ fees) actually and reasonable incurred by him or her in connection with the defense or settlement of such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that (i) no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and to the extent that the Court of Chancery or the Court in which such action, suit, or proceeding has been brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper, and (ii) the Corporation shall not be required to (but, to the extent permitted by the preceding part of this sentence, may indemnify any such person in respect of any claim, issue, or matter relating to his or her employee, or any of another corporation, partnership, joint venture, trust, or other enterprise (whether or not he or she was so serving at the request of the Corporation)). The Corporation may indemnify any person who was or is a party or is threatened to be made a part, to any threatens depending, or completed action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Corporate Functionary against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such Corporate Functionary shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action, suit, or proceeding has brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such Corporate Functionary is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery, or such other court shall deem proper.
Section 3.Determination of Right to Indemnification. Any indemnification under Section 1 or Section 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or of the Corporate Functionary is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

Section 4.Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a director, officer, or Corporate Functionary has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article VI (including, without limitation, the dismissal of an action. suit. or proceeding without prejudice or the settlement of an action, suit, or proceeding without admission of liability), or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him or her against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
Section 5.Prepaid Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI. Expenses incurred by a Corporate Functionary in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon (i) receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI and (ii) such other terms and conditions, if any, as the Board of Directors deems appropriate.
Section 6.Indemnification Upon Application; Procedure upon Application.
(a)Any indemnification of a director or officer of the Corporation under Sections 1, and 4, or any advance to a director or officer of the Corporation under Section 5, of this Article VI shall be made promptly upon, and in any event within 60 days after, the written request of the director or officer. The right to indemnification or an advance of expenses granted by this Article VI shall be enforceable by the director or officer of the Corporation in any Court of competent jurisdiction if his or her claim is not paid in full within 60 days. The expenses of the director or officer incurred in connection with successfully establishing his or her right to indemnification or an advance of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
(b)Within 60 days after receipt of a written application by any Corporate Functionary for indemnification in his or her capacity as such under any of Sections 1, 2, and 4, or any advance under Section 5, of this Article VI (i) a determination as to whether indemnification shall be made under Section 3 of this Article VI, or (ii) if the request is for an advance of expenses, the Board of Directors, by majority vote of a quorum consisting of disinterested directors, shall determine whether such advance shall be made. In the case described in clause (ii) of the preceding sentence, if no quorum of disinterested directors is obtainable, the Board of Directors shall promptly direct independent legal counsel to decide whether the requested indemnification or advance shall be made. The expenses of the Corporate Functionary incurred in connection with successfully requesting indemnification or advancement of expenses in any such proceeding shall be reimbursed by the Corporation, but no such expenses in connection with an unsuccessful or only partially successful request shall be reimbursed.
(c)In any suit brought by the director, officer or Corporate Functionary to enforce a right to indemnification under this Article VI (but not in a suit brought to enforce a right to an advance of expenses), it shall be a defense that the director, officer or Corporate Functionary has not met the applicable standard of conduct for indemnification under Section 1 or Section 2 of this Article VI. In any suit by the Corporation to recover expenses advanced to the director, officer or Corporate Functionary pursuant to the terms of an undertaking, the Corporation shall be entitled to recover those expenses upon a final adjudication that the director, officer or Corporate Functionary has not met the applicable standard of conduct for indemnification under Section 1 or Section 2 of this Article VI. In any suit by the director, officer or Corporate Functionary to enforce a right to indemnification or to an advance of expenses under this Article VI, or by the Corporation to recover expenses advanced pursuant to the terms of an undertaking, the burden of proof shall be on the Corporation.
Section 7.Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses or may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation or a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of a director or officer of the Corporation of a Corporate Functionary to indemnification or advancement of expenses.
Section 8.Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.
Section 9.Savings Provision. If this Article VI or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer of the Corporation, and may indemnify each Corporate Functionary, as to expense (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated.

ARTICLE VII
CERTIFICATES REPRESENTING STOCK

Section 1.Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chair of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to that, except as represent such class or series of Stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.
Section 2.Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
Section 3.New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.
Section 4.Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 5.Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
Section 6.Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted, and
(i) not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,
(ii) not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting, or
(iii) not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock or other lawful action of the Corporation, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.
Section 7.Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.
Section 8.Voting Agreements. A written counterpart of any voting agreement entered into among any number of stockholders of the Corporation, or any number of stockholders of the Corporation and the Corporation itself, for the purpose of providing that shares of the Corporation shall be voted in the manner prescribed in the agreement shall be deposited with the Corporation at its registered office in Delaware and shall be subject to the inspection by any stockholder of the Corporation or any beneficiary of the agreement daily during business hours. In addition, certificates of stock or uncertificated stock shall be issued to the person or persons, or corporation or corporations authorized to act as trustee for purposes of vesting in such person or persons, corporation or corporations, the right to vote such shares, to represent any stock of an original issue so deposited with him, her or them, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefore to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation.
ARTICLE VIII
GENERAL PROVISIONS

Section 1.Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.
Section 2.Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Section 3.Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.
Section 4.Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.
Section 5.Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF STOCK

Section 1.Securities Laws. Shares of capital stock of the Corporation that have been issued by the Corporation without registration under the Securities Act of 1933, as amended from time to time, and any other applicable securities laws shall not be offered for sale, sold, assigned, transferred, or pledged by the holder thereof unless they have been duly registered under the applicable securities laws or unless the Corporation shall have received advice of counsel to the Corporation or an opinion of other counsel satisfactory to the Corporation to the effect that the proposed transfer would not be in violation of said laws, and (in addition to the legends set forth in Section 3 of this Article IX) a restrictive legend substantially in the form of that set forth below may be placed conspicuously on the certificate for any such shares:
“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or under any other applicable securities laws. The shares may not be offered for sale, sold, assigned, transferred or pledged without registration under the Act and any other applicable securities laws or without an opinion of counsel satisfactory to the Corporation that registration is not required.”
ARTICLE X
EMERGENCY BYLAWS

Section 1.General. This Article X shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other emergency condition (including, but not limited to, a pandemic or other hazards or causes commonly known as acts of God) as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding Articles and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article X shall cease to be operative unless and until another Emergency shall occur.
Section 2.Meetings and Notice of Meetings. During any Emergency, a meeting of the Board of Directors, or any committee thereof, may be called by any member of the Board of Directors, or any other officer reporting directly to the Chief Executive Officer (the “Designated Officers”). Notice of the place, date, and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. As a result of any Emergency, the Board of Directors may determine that a meeting of stockholders not be held at any place, but instead be held solely by means of remote communication in accordance with the Delaware General Corporation Law.
Section 3.Quorum, Emergency Directors, and Manner of Acting. At any meeting of the Board of Directors or any committee thereof called in accordance with Section 2 of this Article X, the presence of three (3) members of the Board of Directors or two (2) committee members shall constitute a quorum for the transaction of business. If less than three (3) members of the Board of Directors are available, the directors in attendance shall select additional directors, in whatever number is necessary to constitute a quorum at the meeting, from among the Designated Officers. The directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any committee of the Board of

Directors as they shall deem advisable. In the event that no directors are able to attend a meeting of the Board of Directors, then the Designated Officers in attendance shall serve as directors for the meeting, without any additional quorum requirement and with full powers to act as directors of the Corporation.
Section 4.Amendments. At any meeting called in accordance with Section 2 of this Article X, the Board of Directors or the committees thereof, as the case may be, may modify, amend, or add to the provisions of this Article X so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
Section 5.Contingency Plan. The Corporation may develop a contingency plan for the management of the Corporation in the event of an Emergency. The contingency plan may be reviewed or modified by the Board of Directors from time to time as provided in this Article X.
Section 6.Liability During an Emergency. No officer, director, or employee of the Corporation acting in accordance with the provisions of this Article X shall be liable except for intentional misconduct.
Section 7.Termination. The provisions of this Article X shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 6 of this Article X with regard to action taken prior to the time of such repeal or change.
ARTICLE XI
AMENDMENTS

These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, subject to the stockholders’ right to adopt, amend or repeal these Bylaws or adopt new Bylaws. Notwithstanding the foregoing and anything contained in the Bylaws to the contrary, the Bylaws shall not be amended or repealed by the stockholders, and no provision inconsistent therewith shall be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.
CERTIFICATION
I, Julie K. Gerron, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate and complete copy of the Amended and Restated Bylaws of Westwood Holdings Group, Inc., effective as of October 27, 2021.

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